EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blue Fashion Corp.

As independent registered public accountants, we hereby consent to the use of our audit report dated April 19, 2013, with respect to the financial statements of  Blue Fashion Corp. in its registration statement Form S-1 relating to the registration of 9,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, MN
July 18, 2013

1107 Brunswick Harbor
Schaumburg, IL  60193
630.277.2330